                                               Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                 IMC GLOBAL INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

     2100 Sanders Road
     Northbrook, Illinois                      60062
(Address of principal executive offices)     (Zip Code)

                               INVESTMENT PLAN FOR
                    SALARIED EMPLOYEES OF IMC-AGRICO MP, INC.
                            (Full Title of the Plan)

                               Marschall I. Smith
              Senior Vice President, Secretary and General Counsel
                                 IMC Global Inc.
                                2100 Sanders Road
                           Northbrook, Illinois  60062
                     (Name and Address of Agent for Service)

                                 (708) 272-9200
          (Telephone Number, Including Area Code, of Agent for Service)
                           __________________________


                         CALCULATION OF REGISTRATION FEE

Title of              Amount to             Proposed Maximum      Proposed Maximum         Amount of
Securities            be Registered         Offering Price        Aggregate Offering       Registration Fee
to be                                       Per Share             Price
Registered (1)
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1      50,000 shares         $44.875 (2)           $2,243,750 (2)           $774
par value
- ----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock       50,000 rights            (3)                   (3)                      (3)
Purchase Rights
- ----------------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for IMC Global Inc. Common Stock on the New York Stock Exchange consolidated reporting system on May 25, 1995.

(3) The Company's Preferred Stock Purchase Rights initially are carried and trade with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.


                        _________________________________

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by IMC Global Inc. (the "Company") are hereby incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, December 31, 1994 and March 31, 1995.

3. The Company's Current Reports on Form 8-K dated July 28, 1994, August 2, 1994, October 3, 1994, October 21, 1994, November 19, 1994 and February 17, 1995.

4. The description of the Company's Common Stock and Preferred Stock Purchase Rights associated therewith contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, dated June 23, 1989, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to
Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The statements of law and legal conclusions in the paragraphs under "Contingencies" in the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1994, incorporated herein by reference were reviewed by Marschall I. Smith, Esq., General Counsel to the Company and are included upon the authority of such counsel.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances. The Company has insurance to indemnify its directors and officers for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Delaware.

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law a director shall not be liable to the Company or its stockholders for monetary damages for breach of duty as a director.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

Exhibit   Description.
* 4.1     Investment Plan for Salaried Employees of IMC-Agrico MP, Inc.

* 4.2     Investment Trust for Salaried Employees of IMC-Agrico MP, Inc.

  4.3 Restated Certificate of Incorporation of IMC Global Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company's Current
          Report on Form 8-K dated October 21, 1994.

  4.4     Rights Agreement dated June 21, 1989 between the Company and The First
          National Bank of Chicago, is hereby incorporated by reference to
          Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

  4.5 Bylaws of the Company, are hereby incorporated by reference to the Company's Current Report on Form 8-K dated July 2, 1991.

*23.1     Consent of Ernst & Young LLP, independent auditors.

*23.2     Consent of Marschall I. Smith.

*24       Powers of Attorney.
________________________________________

*         Filed Herewith


          The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northbrook, Illinois, on May 26, 1995.

                                   IMC GLOBAL INC.

                                   By:  ROBERT C. BRAUNEKER
                                        -------------------
                                        Robert C. Brauneker
                                        Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 26, 1995.

    Signatures                Title

            *                 Chairman of the Board, Chief
    -------------------       Executive Officer and Director
    Wendell F. Bueche         (Principal Executive Officer)


            *                 President and Chief Operating
    -------------------       Officer and Director
    James D. Speir

    ROBERT C. BRAUNEKER       Executive Vice President
    -------------------       (Chief Financial Officer)
    Robert C. Brauneker       (Principal Accounting Officer)


            *                 Director
    -------------------
    Raymond F. Bente

            *                 Director
    -------------------
    Frank W. Considine

            *                 Director
    -------------------
    Dr. James M. Davidson

            *                 Director
    -------------------
    Richard A. Lenon

            *                 Director
    -------------------
    David B. Mathis

            *                 Director
    -------------------
    Thomas H. Roberts, Jr.

            *                 Director
    -------------------
    Billie B. Turner

* By MARSCHALL I. SMITH
     ------------------
     Marschall I. Smith       Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Investment Plan for Salaried Employees of IMC-Agrico MP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northbrook, Illinois, on May 26, 1995.

                                   INVESTMENT PLAN FOR SALARIED EMPLOYEES OF
                                   IMC-AGRICO MP, INC.

                                   By:

                                   JAMES D. SPEIR
                                   ---------------------------
                                   James D. Speir, Member of Employee Benefits
                                   Committee


                                   ROBERT C. BRAUNEKER
                                   ---------------------------
                                   Robert C. Brauneker, Member of Employee
                                   Benefits Committee

                                  EXHIBIT INDEX

Exhibit   Description.
*4.1      Investment Plan for Salaried Employees of IMC-Agrico MP, Inc.

*4.2      Investment Trust for Salaried Employees of IMC-Agrico MP, Inc.

4.3 Restated Certificate of Incorporation of IMC Global Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company's Current
          Report on Form 8-K dated October 21, 1994.

4.4       Rights Agreement dated June 21, 1989 between the Company and The First
          National Bank of Chicago, is hereby incorporated by reference to
          Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

4.5 Bylaws of the Company, are hereby incorporated by reference to the Company's Current Report on Form 8-K dated July 2, 1991.

*23.1     Consent of Ernst & Young LLP, independent auditors.

*23.2     Consent of Marschall I. Smith.

*24       Powers of Attorney.
________________________________________

*         Filed Herewith